Exhibit 99.2

REDWOOD TRUST

Shareholder Letter

Second Quarter 2026

Dear Fellow Shareholders,

Redwood exceeded $8 billion of mortgage banking volume1 for the second straight quarter and completed over 20 securitizations in the first half of the year – noteworthy feats given an anemic U.S. housing market and the recent uptick in mortgage rates associated with inflationary pressures stemming from the conflict in Iran. Importantly, we generated 40% of our total second quarter volume in June alone as markets stabilized, while maintaining strong loan sale margins throughout the quarter. Activity thus far in July remains strong.

Broadly speaking, it’s no secret that the housing finance business has been a lot less forgiving for the current generation of mortgage practitioners – the first in over 40 years not to benefit from a long-term bull market in interest rates that was a tailwind for both the lucky and the smart. Affordability and supply headwinds – both closely linked to rates and regulation – have impacted the addressable market and how mortgage businesses fundamentally operate. Today’s environment requires higher operating efficiency and capital turnover, and a deep strategic moat that drives growth in a housing market still operating at multi-decade lows in volume. As investors seek to align with the long-term winners of this extended rate cycle, we’re prioritizing a few key differentiators that are worth your focus.

•Our business is quickly distinguishing itself as a tech-forward operator, leveraging both organic and partnership-based AI investment to drive revenues and cost efficiencies

Our commitment to technology is converting to measurable operating leverage, resulting in a significant return on investment. Direct operating expenses were 64 basis points as a percentage of first-half 2026 volume, a 28% improvement from full-year 2025, helping drive an eighth consecutive quarter of combined annualized mortgage banking returns2 north of 20%. Our estimated annualized time savings from AI-enabled automation initiatives grew to approximately 23,600 hours as of June 30, 2026, an increase of more than 50% over the first quarter baseline, with notable effects on due diligence costs, rate sheet pricing and guideline analysis. We also extended the unified technology platform supporting our Sequoia and Aspire businesses to roll out home equity lines of credit (HELOCs) as a new Sequoia product, advancing horizontal scale across the residential franchise and further deepening our product suite.

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This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of July 28, 2026. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”

1 Mortgage banking refers to the combined performance or data related to Sequoia Mortgage Banking, Aspire Mortgage Banking and CoreVest Mortgage Banking segments.

2 ROC for the combined Mortgage Banking platforms is a non-GAAP measure calculated as annualized net income for the Company’s combined Mortgage Banking platforms, divided by the average capital utilized by the combined Mortgage Banking platforms for the period. Average capital utilized represents management's internal estimate of the average capital deployed to support the activities of these platforms and was $485 million for Q2 2026.
Beginning in the first quarter of 2026, we revised our segment reporting to allocate corporate financing costs and debt to our combined Mortgage Banking platforms (consisting of Sequoia, Aspire and CoreVest Mortgage Banking) and our Redwood Investments and Legacy Investments segments. This change had no impact on the consolidated financial statements and all prior period amounts were conformed to the current presentation.

RWT Horizons – our homegrown venture investing platform – also continued to deliver value. Representing less than 2% of our capital, Horizons gives us direct access to over 25 early-stage portfolio companies creating value across the mortgage and AI ecosystems. This includes a recent investment in Prometheus3, an artificial intelligence company developing an "artificial general engineer" to automate the design and manufacture of complex physical systems. Additionally, one of our early-stage AI portfolio companies is poised to price a follow-on round that values our initial seed investment at approximately 27 times our cost – an implied gain that alone represents close to 20% of Horizons’ capital. These outcomes validate the current strategy underpinning RWT Horizons: investing in companies at the frontier of artificial intelligence. Our dual approach of AI adoption and direct investment will remain a long-term differentiator for Redwood, driving operating leverage in a capital-efficient manner.

•We believe our business is optimally positioned for an evolution in bank behavior driven by the Basel III Endgame regulatory capital guidelines

In the second quarter of 2026, large money center banks surprised the market with significant second quarter 2026 volume gains in their mortgage operations – ranging from 25-30% – in what we believe was a relatively static production environment versus earlier in the year. Revenues were flat and margins were lower, however, implying a lean-in on market share by larger depositories. While these trends potentially indicate a temporary front-running of the final Basel rules, it’s worth remembering that it was asset/liability stress – not credit – that precipitated the run on regional banks three short years ago. As such, after significant spadework, Redwood has emerged as the only mortgage capital partner to many of the largest regional banks and is currently active with over 70% of the top 50 banks overall. These banks prefer to sell us loans because they can generate fee income and grow their client base without assuming significant interest rate exposure on their balance sheet – all with a partner interested only in the loan, not the customer.

But our second quarter progress with large depositories underscores another emerging tailwind for our business – namely, “two-way flow” in which banks are both buyers and sellers depending on their specific business drivers. Apropos, in July we locked a ~$450 million bulk whole loan sale to a large regional bank, helping round out our distribution efforts on top of a continued brisk securitization calendar for our platforms. These relationships represent a core value driver of our franchise, are difficult and expensive to replicate, and position us as a balance sheet optimizer for banks regardless of how the Basel rule changes affect them.

•Our suite of mortgage banking products is unparalleled and cushions us against traditional volume and margin cyclicality

At Sequoia, new mortgage products represented 30% of quarterly lock volume, including hybrid loans, medical professional loans, and closed-end second lien loans, providing important durability of margins

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3 Investment through Frontiers Capital.

while substantially broadening our investor base. Meanwhile, Aspire, launched only 18 months ago, achieved over 30% sequential growth in volume in the second quarter, cresting $2 billion in locks across an array of expanded-credit products that serve an evolving American workforce. CoreVest, whose products are exclusively geared towards investors who build, renovate, or rent out residential homes, is gaining momentum in its core smaller-balance offerings. And with the passing of the landmark “21st Century ROAD to Housing Act”, a major bipartisan legislative bill aimed at lowering housing costs and emphasizing ways to increase the supply of homes in the United States, there is finally legislative clarity that offers CoreVest new greenspace to pursue opportunities such as Build-for-Rent that had been largely paused as this legislation moved through Congress. CoreVest's long-standing focus on experienced sponsors operating below the largest institutional segment continues to differentiate the platform and positions us well as activity reaccelerates.

•We’ve secured premier institutional capital partnerships for the assets we source or create, enabling our business to significantly scale as the housing market recovers

Capital allocation and funding flexibility remain strategic priorities, and we continue to build on the success of our CPP Investments relationship to bring accretive outside capital into our ecosystem. In the second quarter, we began distributing Sequoia loans into our Castlelake joint venture and, early in the third quarter, executed definitive documentation for a strategic joint venture recently announced to support Aspire's continued growth. In sum, these joint ventures now provide in excess of $1.2 billion of dedicated strategic capital supporting scale at our mortgage banking businesses with growing and predictable revenue streams. Most importantly, they position us to continue growing our highest returning operating businesses without overreliance on traditional mortgage capital sources.

•Our depth of products and distribution – coupled with our best-in-class seller network – means our business is levered to a recovery in housing market activity without a reliance on customer recapture assumptions embedded in today’s record high mortgage servicing (“MSR”) valuations

In many respects, high MSR values have “pulled forward” future earnings for many residential loan originators, which will require very high customer retention over time to support current MSR valuations. Our model entails reliably serving our broad network of loan originators time and time again without overreliance on any particular partner. In the second quarter of 2026, we purchased loans from 187 distinct sellers, with average concentration per seller of less than 1%. Furthermore, retained MSRs represented less than 7% of our assets at June 30, 2026, as compared to a typical non-bank originator, averaging closer to 30%. In this regard, we operate similarly to Fannie Mae and Freddie Mac, whose primary business is to aggregate and securitize residential loans rather than originate or service them. In an era of tech disruption and AI driven strategies focused on customer retention, betting on our broad network rather than any particular loan seller to support our growth remains an important differentiator of our franchise.

•The durability of our core earnings drivers is becoming increasingly more apparent, even as we work to complete the winddown of our legacy portfolio

Seasonally, Redwood’s combined first half mortgage banking volumes were nearly double the same period last year and gross margins on this volume remained on the high end of our targeted 75 to 100 basis point range, in contrast to the broader industry backdrop. We believe our results demonstrate that disciplined market share growth and strong profitability are not mutually exclusive, as reflected in the 33% annualized return on capital2 generated by our combined mortgage banking platforms during the second quarter.

Our overall second quarter financial results reflected this measured approach but also the broader operating environment as improving market conditions in June supported a strong finish for mortgage banking and a partial recovery in asset values. Our non-GAAP Core Segments Earnings Available for Distribution ("Core Segments EAD")4 was $0.25 per share, as compared to $0.28 per share in the first quarter, reflecting marginally lower mortgage banking volumes, partially offset by decreased general and administrative and portfolio management costs. GAAP book value per share was $6.90 at June 30, 2026, down approximately 3% from $7.12 per share at March 31, 2026, driven principally by loan resolutions, mark-to-market changes, and ongoing carry costs within our Legacy Investments portfolio.

•Our earnings power will be unlocked as we complete the wind-down of our legacy portfolio, with up to $200 million of recoverable capital that can be reinvested into our high-yielding operating businesses, or to buy back stock at historically accretive levels

One year after announcing the accelerated wind-down of our legacy portfolio, we continued making meaningful progress simplifying the balance sheet and reducing non-core exposures. Over the past year, secured financings have unlocked significant capital from these positions in tandem with dispositions; pro forma for activity thus far in the third quarter, the legacy portfolio (all of which is carried at fair value) is now estimated to represent less than 10% of total capital, down from 15% at March 31, 2026. We have also recently commenced broad marketing of a substantial amount of remaining legacy loans, while also advancing a structured sale workstream alongside regular-way dispositions. Together, these initiatives are intended to further reduce legacy portfolio exposure, improve balance sheet flexibility, and redeploy capital toward our core operating businesses and/or other accretive deployments.

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4 Core Segments EAD is defined as: GAAP net income (loss) available (related) to common stockholders adjusted to (i) exclude GAAP net loss from the Legacy Investments segment, (ii) exclude the portion of the Corporate segment allocation relating to the Legacy Investments segment, (iii) exclude investment fair value changes, net; (iv) exclude realized gains and losses; (v) exclude acquisition related expenses; (vi) exclude certain organizational restructuring charges (as applicable); and (vii) adjust for the hypothetical income taxes associated with these adjustments.

At quarter-end, our common shares continued to trade at a historically attractive entry point, including a discount to June 30, 2026 book value that is close to twice the remaining capital in our Legacy Investments segment. As further detailed in this quarter’s Redwood Review, we believe every $100 million of capital unlocked from the legacy book is 200 to 400 basis points accretive per annum to our consolidated ROE when redeployed into our operating businesses – and significantly accretive to book value if used towards the remaining ~$110 million available under our current share repurchase authorization.

In short, the business we operate today is fundamentally different than it was only a few years ago. Better tech and operating efficiency, more comprehensive products, more diversified distribution channels, and deeper capital partnerships position Redwood to continue growing through a wide range of market environments while creating long-term value for our shareholders. More broadly, housing finance is approaching another period of structural evolution. Whether through changes to bank capital rules, broader housing finance reform or the continued expansion of private capital, the common theme is the growing importance of flexible, solutions-oriented market participants.

We believe Redwood is uniquely positioned at the intersection of these trends. Thank you for your continued support.

Christopher J. Abate	Dashiell I. Robinson	Brooke E. Carillo
Chief Executive Officer	President	Chief Financial Officer

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measures section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc., and its consolidated subsidiaries. Note that because we generally round numbers in tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “first quarter” refer to the quarter ended March 31, 2026, and references to the “second quarter” refer to the quarter ended June 30, 2026, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood's business strategy and strategic focus; statements related to our financial outlook and expectations for 2026 and future years; statements regarding expected efficiency gains from AI and technology initiatives, potential unrealized gains on an investment at an RWT Horizons portfolio company, opportunities arising from the “Basel Endgame”, and capital and earnings power than can be unlocked as we complete the wind down of our Legacy Investments portfolio.